Exhibit 4.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of May     , 2006 by and between Quantum Corporation, a Delaware corporation (“Parent”), and the undersigned shareholder (the “Shareholder”) of Advanced Digital Information Corporation, a Washington corporation (the “Company”).

RECITALS

A. Parent, Agate Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of the Company or options to purchase such number of shares of capital stock of the Company as is indicated on the signature page of this Agreement.

C. In consideration of the execution of the Merger Agreement by Parent, Parent has requested that the Shareholder (in the Shareholder’s capacity as such) enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (iii) May __, 20071.

(b) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

[1]	1-year from signing

(c) “Shares” shall mean (i) all equity securities of the Company (including all shares of Company Common Stock and all options and other rights to acquire shares of Company Common Stock) owned by the Shareholder as of the date hereof, and (ii) all additional equity securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(d) “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer, tender of or disposition of such Share or any interest therein.

2. Transfer of Shares.

(a) Transfer Restrictions. The Shareholder shall not cause or permit any Transfer of any of the Shares to be effected or enter into any agreement relating thereto, except as follows: (i) using already-owned Shares either to pay the exercise price upon exercise of a stock option or to satisfy the option holder’s tax withholding obligation upon exercise of a stock option, in each case, as permitted by any Company Employee Plan, or (ii) transferring the shares to Affiliates, immediate family members or charitable organizations, provided that the recipient agrees to be bound by this Agreement and the Proxy.

(b) Transfer of Voting Rights. The Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares.

(a) At every meeting of the shareholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company, the Shareholder (in the Shareholder’s capacity as such), to the extent not voted by the Person(s) appointed under the Proxy (as defined below), shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

(b) In the event that a meeting of the shareholders of the Company is held, the Shareholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c) The Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

(d) Notwithstanding the foregoing, the Shareholder shall not be liable for any failure to take, or to cause any person to take, any of the actions that the Shareholder is required to take under (a) and (b) above, if any such action may be taken by the person(s) appointed by the Proxy.

4. Agreement Not to Exercise Dissenters’ Rights. The Shareholder shall not exercise any rights to demand appraisal of any Shares (including any dissenters’ rights under Section 23B.13 of the Washington Business Corporation Act) that may arise with respect to the Merger.

5. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require the Shareholder to attempt to) limit or restrict a Shareholder who is a director or officer of the Company from acting in such capacity or voting, in his capacity as a director of the Company, in the Shareholder’s sole discretion on any matter (it being understood that this Agreement shall apply to the Shareholder solely in the Shareholder’s capacity as a shareholder of the Company). In this regard, the Shareholder shall not be deemed to make any agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company.

6. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Shareholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

7. Representations and Warranties of the Shareholder.

(a) Power; Binding Agreement. The Shareholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(b) No Conflicts. None of the execution and delivery by the Shareholder of this Agreement, the performance by the Shareholder of its obligations hereunder or the consummation by the Shareholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which the Shareholder is a party or by which the Shareholder may be bound, including any voting agreement or voting trust, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Shareholder.

(c) Ownership of Shares. The Shareholder (i) is the beneficial owner of the shares of Company Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws or arising hereunder), (ii) is the owner of options that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are, or in the case of Company Common Stock received upon exercise of an option after the date hereof will be, free and clear of any Encumbrances (except any Encumbrances arising under securities laws or arising hereunder), and (iii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any securities of the Company other than the shares of Company Common Stock or options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options, indicated on the signature page of this Agreement.

(d) Voting Power. The Shareholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(e) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Shareholder.

(f) Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement.

(g) No Legal Actions. Shareholder agrees that Shareholder will not in Shareholder’s capacity as a shareholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this

Agreement by Shareholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof.

8. Certain Restrictions. The Shareholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect.

9. Disclosure. The Shareholder shall permit Parent to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Shareholder’s identity and ownership of Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement.

10. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Shareholder.

11. Further Assurances. Subject to the terms and conditions of this Agreement, the Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Shareholder’s obligations under this Agreement.

12. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, the Company shall not register the Transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such Transfer is made pursuant to and in compliance with the terms and conditions of this Agreement.

13. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any intentional breach of this Agreement.

14. Miscellaneous.

(a) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

(c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if sent by nationally-recognized overnight courier. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent:

Quantum Corporation

1650 Technology Drive, Suite 800

San Jose, CA 95110

Attention: Chief Executive Officer

Attention: General Counsel

Telephone No.: (408) 944-4000

Telecopy No.: (408) 944-6581

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Martin W. Korman

Telephone No.: (650) 493-9300

Telecopy No.: (650) 493-6811

If to the Shareholder:

[                    ]

Telecopy No.:

with a copy to:

[                    ]

[                    ]

[                    ]

Attention: [                    ]

Telephone No.: [(__)             -            ]

Telecopy No.: [(__)             -            ]

(f) No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(h) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

(i) Submission to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court in the State of Washington, the State of California or the State of Delaware. Each of the parties hereto irrevocably consents to the jurisdiction and venue of federal and state courts in the State of Washington, the State of California and the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue.

(j) Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(l) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(m) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(n) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(o) No Obligation to Exercise Options or Warrants. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Shareholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

QUANTUM CORPORATION	[SHAREHOLDER]

By:	By:
Name:	Name:
Title:	Name:

Shares beneficially owned as of the date hereof:

shares of Company Common Stock

shares of Company Common Stock issuable upon exercise of outstanding options

**** VOTING AGREEMENT ****

EXHIBIT A

IRREVOCABLE PROXY

The undersigned shareholder (the “Shareholder”) of Advanced Digital Information Corporation, a Washington corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Quantum Corporation, a Delaware corporation (“Parent”), acting through any of its Chief Executive Officer, Chief Financial Officer or General Counsel, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned shareholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Agate Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (iii) May __, 2007.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: May __, 2006	[SHAREHOLDER]

By:
Name:
Title:

***** IRREVOCABLE PROXY ****